Exhibit 99.6

ACTION BY WRITTEN CONSENT

OF THE

STOCKHOLDERS OF

AEROCARE HOLDINGS, INC.

(a Delaware corporation)

The undersigned, constituting the holders of at least a majority of the outstanding shares of the voting capital stock of Aerocare Holdings, Inc., a Delaware corporation (the “Company”), hereby irrevocably and unconditionally adopt and consent to the adoption of, and deliver to the officer of the Company having custody of the books and records in which proceedings of meetings of the stockholders of the Company are recorded, the following resolutions by written consent in lieu of a meeting pursuant to Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”) and the Company’s Amended and Restated Certificate of Incorporation of the Company (as amended and in effect, the “Certificate of Incorporation”), such resolutions to have the same force and effect as if adopted at a meeting of stockholders of the Company duly called and constituted pursuant to the DGCL, the Company’s Certificate of Incorporation and the Company’s By-laws.

WHEREAS, the Board of Directors of the Company has determined, in the exercise of its business judgment, that the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of October 14, 2014, by and among by and among MergeWorthRx Corp., a Delaware corporation (“Parent”), Anvil Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Subsidiary”), the Company, and FFC Aerocare SR, LLC, a Delaware limited liability company (“Stockholders’ Agent”), solely in its capacity as Stockholders’ Agent, pursuant to which among other things, Merger Subsidiary shall merge with and into the Company, with the Company being the surviving corporation (the “Merger”), is advisable and in the best interests of the Company and the stockholders of the Company, and the Board of Directors of the Company has authorized, approved and adopted the Merger Agreement;

WHEREAS, a duly authorized officer of the Company has executed and delivered the Merger Agreement;

WHEREAS, the Board of Directors of the Company has submitted the Merger Agreement to the undersigned stockholders of the Company and has recommended that such approve and adopt the Merger Agreement; and

WHEREAS, the stockholders of the Company desire to approve and adopt the Merger Agreement as required by the DGCL and the provisions in the Certificate of Incorporation in connection with the Merger.

NOW, THEREFORE, IT IS:

RESOLVED, that the Merger Agreement attached hereto as Exhibit A be, and hereby is, irrevocably and unconditionally approved and adopted pursuant to Section 251(c) of the DGCL.

RESOLVED, that the Merger as contemplated by the Merger Agreement, be, and hereby is, irrevocably and unconditionally approved and adopted.

RESOLVED, that, pursuant to the Merger Agreement, the appointment of FFC Aerocare SR, LLC as the “Stockholders’ Agent” (as defined in the Merger Agreement) be, and hereby is, ratified, approved, confirmed and adopted, and FFC Aerocare SR, LLC be, and hereby is, appointed as the true and lawful attorney-in-fact, authorized and empowered to act, for and on behalf of any and all of the stockholders and optionholders of the Company (with full power of substitution in the premises) as contemplated by, and provided in, the Merger Agreement, including, without limitation, in connection with the indemnity provisions of the Merger Agreement, the notice provisions of the Merger Agreement and such other matters as are reasonably necessary for the consummation of the transactions contemplated by the Merger Agreement.

RESOLVED, that the rights and obligations of Stockholders’ Agent under Section 11.1 of the Merger Agreement, be, and hereby are, ratified, approved, confirmed and adopted, including, without limitation, the limitation of liability and indemnification rights pursuant to Section 11.1(b) of the Merger Agreement and the rights and obligations related to the Stockholders’ Agent Expense Fund (as defined in the Merger Agreement) pursuant to Section 11.1(e) of the Merger Agreement.

RESOLVED, that the deposit of the Escrow Shares (as defined in the Merger Agreement) into escrow as contemplated by, and to the extent and in the manner provided in, Section 1.7 of the Merger Agreement be, and hereby is, authorized and approved.

RESOLVED, that all actions heretofore taken by the officers and the Board of Directors of the Company consistent with the foregoing resolutions be, and each hereby is, ratified, approved, confirmed and adopted in all respects.

RESOLVED, that this written consent may be executed in two or more separate counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; and that counterparts executed by facsimile or other electronic transmission of any signed original counterpart and/or retransmission of any signed facsimile or other electronic transmission shall be deemed the same as the delivery of an original counterpart.

RESOLVED, that this written consent be filed with the Company’s books and records in which proceedings of meetings of the stockholders of the Company are recorded by the officer of the Company having custody of such books and records.

By executing this consent, each undersigned stockholder hereby irrevocably and unconditionally: (i) waives any and all notice requirements required to be given to such stockholder as a stockholder of the Company under Delaware law or otherwise in connection with the actions taken by the foregoing Written Consent of the Stockholders, including without limitation, those required under the DGCL and the Company’s Certificate of Incorporation and By-laws, and any agreement to which any stockholder is a party, and consents to or waives any required consent or approval thereunder in connection with the Merger and the transactions contemplated in the Merger Agreement, and (ii) waives such stockholder’s right to demand payment for his or her shares of capital stock and an appraisal thereof in accordance with the provisions of Section 262 of the DGCL in connection with the Merger and agrees not to demand payment for and an appraisal for such shares.

Upon delivery of this consent to the Secretary of the Company, this consent shall be deemed to be delivered to the Company in accordance with the requirements of Section 228 of the DGCL.

IN WITNESS WHEREOF, each of the undersigned stockholders of the Company have executed this written consent as of the respective date set forth below its name, corresponding to the signature of such stockholder or the signature of the authorized representative of such stockholder, as the case may be.

Remainder of Page Left Intentionally Blank

STOCKHOLDERS:

Stephen P. Griggs

Stephen P. Griggs
Date:

FFC PARTNERS II, L.P.
By: FFC GP II, LLC, its General Partner

By:
Name: Theodore B. Lundberg
Title: Authorized Member
Date:

FFC EXECUTIVE PARTNERS II, L.P.
By: FFC Executive GP II, LLC, its General Partner

By:
Name: Theodore B. Lundberg
Title: Authorized Representative
Date:

MTS AEROCARE LLC
By: MTS Investors, LLC, its Managing Member

By:
Name:
Title:
Date:

[Signature Page to Consent of Stockholders of Aerocare Holdings, Inc.]

EXHIBIT A

Agreement and Plan of Merger and Reorganization